Exhibit 99.1

DESCRIPTION OF NASDAQ CAPITAL STOCK

The following description of Nasdaq’s capital stock and provisions of The Nasdaq Stock Market, Inc.’s (“Nasdaq”) Restated Certificate of Incorporation and By-Laws are summaries. You should refer to the copies of these organizational documents that have previously been filed with the Securities and Exchange Commission (the “SEC”).

Nasdaq’s authorized capital stock consists of 300,000,000 shares of common stock, par value $.01 per share and 30,000,000 shares of preferred stock. As of September 30, 2007, Nasdaq had 130,713,703 shares of common stock issued and 113,503,469 shares outstanding.

Nasdaq Common Stock

The holders of Nasdaq Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders except that any person, other than any person as may be approved for such exemption by Nasdaq’s Board of Directors prior to the time such person owns more than 5% of the then outstanding shares of Nasdaq Common Stock, who otherwise would be entitled to exercise voting rights in respect of more than 5% of the then outstanding shares of Nasdaq Common Stock will be unable to exercise voting rights in respect of any shares in excess of 5% of the then outstanding shares of Nasdaq Common Stock. At any meeting of Nasdaq’s shareholders, a majority of the votes entitled to be cast will constitute a quorum for such meeting. In response to the SEC’s concern about a concentration of Nasdaq’s ownership, the Restated Certificate of Incorporation prohibits any member of Nasdaq or a person associated with such member from beneficially owning more than 5% of the outstanding shares of Nasdaq Common Stock.

Under the Restated Certificate of Incorporation, Nasdaq’s Board of Directors may waive the application of the 5% voting limitation to persons other than brokers, dealers, their affiliates, and persons subject to statutory disqualification under Section 3(a)(39) of the Exchange Act, subject to approval by the SEC.

Holders of Nasdaq Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by Nasdaq’s Board of Directors out of funds legally available for them. In the event of liquidation, dissolution, or winding up of Nasdaq, the holders of Nasdaq Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Nasdaq Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to Nasdaq Common Stock. All outstanding shares of Nasdaq Common Stock are fully paid and non-assessable.

Preferred Stock

Nasdaq’s Board of Directors may provide by resolution for the issuance of preferred stock, in one or more series, and to fix the powers, preferences, and rights, and the qualifications,

limitations, and restrictions thereof, of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund provisions, if any, and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of Nasdaq Common Stock and could adversely affect the voting and other rights of the holders of Nasdaq Common Stock.

As of September 30, 2007, there were 30,000,000 shares of preferred stock authorized, none of which were issued or outstanding.

Certain Provisions of the Restated Certificate of Incorporation and By-Laws

Some provisions of Nasdaq’s Restated Certificate of Incorporation and By-Laws, which provisions are summarized above and in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

Advance Notice Requirements for Shareholder Proposals and Directors Nominations

Nasdaq’s By-Laws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual meeting of shareholders, must provide timely notice in writing. To be timely, a shareholder’s notice must be delivered to or mailed and received at Nasdaq’s principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, that in the event that the annual meeting is called for a date that is not within 30 days before or 70 days after such anniversary date, notice by the shareholder in order to be timely must be received not earlier than 120 days prior to the meeting and not later than the later of 90 days prior to the meeting and the close of business on the 10th day following the date on which notice of the date of the annual meeting was first publicly announced by Nasdaq. In the case of a special meeting of shareholders called for the purpose of electing directors, notice by the shareholder in order to be timely must be received not earlier than 120 days prior to the meeting and later than the later of 90 days prior to the meeting and the close of business on the 10th day following the day on which public disclosure of the date of the special meeting and Nasdaq’s nominees was first made. In addition, the By-Laws specify certain requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual or special meeting of shareholders.

Shareholder Action; Special Meeting of Shareholders

Nasdaq’s Restated Certificate of Incorporation provides that shareholders are not entitled to act by written consent in lieu of a meeting. Delaware law vests the board of directors of a Delaware corporation with the authority to call special meetings of shareholders and permits Nasdaq to authorize in the Restated Certificate of Incorporation or By-Laws other persons to also have such authority. The Restated Certificate of Incorporation and By-Laws do not vest any other persons with such authority.

Amendments; Supermajority Vote Requirements

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage. The Restated Certificate of Incorporation imposes super majority (66 2/3%) voting requirements in connection with shareholder amendments to the By-Laws and in connection with the amendment of certain provisions of the Restated Certificate of Incorporation, including those provisions of the Restated Certificate of Incorporation relating to the limitations on voting rights of certain persons, the classified board of directors, removal of directors and prohibitions on shareholder action by written consent.

Authorized But Unissued Shares

The authorized but unissued shares of Nasdaq Common Stock and preferred stock will be available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Nasdaq Common Stock and preferred stock could render more difficult, or discourage, an attempt to obtain control of Nasdaq by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

Nasdaq is organized under Delaware law. Delaware law generally prohibits a publicly-held or widely-held corporation from engaging in a “business combination” with an “interested stockholder” for three years after the stockholder becomes an interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years, did own) directly or indirectly 15% or more of the corporation’s outstanding voting stock. A “business combination” includes a merger, asset sale or other transaction that results in a financial benefit to the interested stockholder. However, Delaware law does not prohibit these business combinations if:

1.	before the stockholder becomes an interested stockholder the corporation’s board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

2.	after the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the corporation’s outstanding voting stock (excluding certain shares); or

3.	the corporation’s board approves the business combination and the holders of at least two-thirds of the corporation’s outstanding voting stock that the interested stockholder does not own authorize the business combination at a meeting of stockholders.

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